As filed with the Securities and Exchange Commission on June 12, 2002

                                                      Registration No. 333-_____

               ==================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              STORAGENETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

  Delaware                                                   04-3436145
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                225 Wyman Street
                          Waltham, Massachusetts 02451
                                 (781) 622-6700

          (Address, Including Zip Code, and Telephone Number, Including
                   Area Code, of Principal Executive Offices)

                                  ------------
                                 2000 STOCK PLAN
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                                  ------------

                                  Dean J. Breda
                       Vice President and General Counsel
                                225 Wyman Street
                          Waltham, Massachusetts 02451
                                 (781) 622-6700
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

Title of                   Amount to be              Proposed              Proposed              Amount of
Securities to be           Registered (1)            Maximum               Maximum               Registration
Registered                                           Offering Price        Aggregate             Fee
                                                     Per Share             Offering Price
------------------------------------------------------------------------------------------------------------------
Common Stock               3,303,440 shares (2)      $1.745 (3)            $5,764,502.80         $530.33
$0.01 par value
per share
------------------------------------------------------------------------------------------------------------------

1. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2. Consists of (i) 3,000,000 shares issuable under the 2000 Stock Plan, (ii) 75,000 shares issuable under the 2000 Non-Employee Director Stock Option Plan and (iii) 228,440 shares issuable under the 2000 Employee Stock Purchase Plan.

3. Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on June 7, 2002, a date within five (5) business days of the filing of this Registration Statement.

                                     PART II

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements on Form S-8 have previously been filed. Accordingly, pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant on October 17, 2000 (File No. 333- 48096) relating to our Amended and Restated 1998 Stock Incentive Plan, 2000 Stock Plan, 2000 Non-Employee Director Stock Option Plan and 2000 Employee Stock Purchase Plan, and on October 12, 2001 (File No. 333-71520), relating to our 2000 Stock Plan.

ITEM 8. EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 10th day of June, 2002.

                                                    STORAGENETWORKS, INC.

                                                    By: /s/ Dean J. Breda
                                                    ----------------------------
                                                    Dean J. Breda

                                                    Vice President and General
                                                    Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                                  Date
---------                -----                                                  ----
       *                 Chief Executive Officer and                            June 10, 2002
__________________       Chairman of the Board (Principal
Peter W. Bell            executive officer)

       *                 Chief Operating Officer, Chief Financial Officer and   June 10, 2002
__________________       Treasurer (Principal financial and accounting officer)
Paul C. Flanagan

       *                 Director                   June 10, 2002
__________________
William D. Miller

       *                 Director                   June 10, 2002
__________________
Robert E. Davoli


       *                 Director                   June 10, 2002
__________________
Stephen J. Gaal

       *                 Director                   June 10, 2002
__________________
Michael D. Lambert

* By: /s/ Dean J. Breda
  -------------------------
    Dean J. Breda
    Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

5       Opinion of Dean J. Breda, Esq.
23.1    Consent of Dean J. Breda, Esq. (included in Exhibit 5)
23.2    Consent of Ernst and Young LLP
24.1    Powers of attorney